Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-4 of Investar Holding Corporation, as amended, of our report dated February 17, 2017, relating to our audit of the 2016 consolidated financial statements of Citizens Bancshares, Inc., which appeared in the Current Report on Form 8-K filed with the SEC on March 15, 2017.
We also consent to the reference to our firm under the captions “Experts” in the proxy statement/prospectus which is included in this Registration Statement.

/s/ Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
October 19, 2017